Exhibit 10.7

MAKER:	Applied Optoelectronics, Inc.	BB&T NOTE MODIFICATION AGREEMENT	9700029240
ADDRESS:	13139 Jess Pirtle Blvd		Account Number
	Sugar Land, Texas		00001
	77478		Note Number

$60,000,000.00	$50,000,000.00	September 28, 2017	March 30, 2018
Modified Principal Amount	Original Principal Amount	Original Date	Modification Date

This Note Modification Agreement (hereinafter referred to as “Agreement”) is made and entered into as of this 30th day of March, 2018 by APPLIED OPTOELECTRONICS, INC., as maker(s) and co-maker(s), if any, of the Promissory Note as defined below (whether one or more, hereinafter referred to jointly and severally as “Borrower”), in favor of BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (including its successors and assigns, hereinafter referred to as “Bank”).

Borrower previously executed a Promissory Note payable to Bank as more particularly identified by the description of the original amount and date set forth above (including all previous renewals, extensions and modifications thereof, collectively the “Promissory Note”). Borrower and Bank hereby agree that the Promissory Note shall be modified only to the limited extent as is hereinafter set forth; that all other terms, conditions, and covenants of such Promissory Note shall remain in full force and effect; and that this Agreement shall constitute a renewal, extension and modification of the Promissory Note and not a novation.

NOW, THEREFORE, in mutual consideration of the premises, the sum of One Dollar ($1.00) and other good and valuable consideration, each to the other parties paid, the parties hereto agree that the Promissory Note is hereby amended as follows (checked items contain applicable modifications):

☐	Borrower shall pay a prepayment fee as set forth in the Prepayment Fee Addendum attached hereto.
☐	This Agreement hereby permanently reduces the principal amount of the loan to Borrower to the Modified Principal Amount set forth above.

INTEREST RATE, PRINCIPAL AND INTEREST PAYMENT TERM MODIFICATIONS

Interest shall accrue from the date hereof on the unpaid balance outstanding from time to time at the:

☐	Fixed rate of % per annum.
☐	Variable rate of the Bank's Prime Rate plus % per annum to be adjusted as the Bank's Prime Rate changes.
☐	As of the Modification Date, any fixed, floating or average maximum rate and fixed minimum rate in effect by virtue of the Promissory Note(s) are hereby deleted. If checked here ☐, the interest rate will not exceed a(n) ☐ fixed ☐ average maximum rate of % or a ☐ floating maximum rate of the greater of % or the Bank's Prime Rate; and the interest rate will not decrease below a fixed minimum rate of %. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: ☐ when the Promissory Note is repaid in full by Borrower ☐ annually beginning on .
☒	The Adjusted LIBOR Rate as more specifically described in the Addendum to Note attached hereto and incorporated herein.

Principal and interest are payable as follows:

☒	Principal (plus any accrued interest not otherwise scheduled herein) is due in full at maturity on September 28, 2020.
☐

Payable in consecutive       installments of ☐ Principal ☐ Principal and Interest commencing on       and continued on the same day of each calendar period thereafter, in       equal payments of $     , with one final payment of all remaining principal and accrued interest due on           .

☒	Accrued interest is payable monthly commencing on April 5, 2018, and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on September 28, 2020.
☐	Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder [monthly, quarterly, annually] on and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than months from the date of this Agreement. Borrower understands the payment may increase if interest rates increase.

☒	This Agreement evidences a revolving line of credit and advances under this Agreement, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower. Bank may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either (i) advanced in accordance with the instructions of an authorized person or (ii) credited to any of Borrower’s accounts maintained with Bank. Prior to an Event of Default (as defined in the Loan Agreement, as hereinafter defined), Borrower may borrow, repay, and reborrow pursuant to the terms of the Loan Agreement dated September 28, 2017, between Borrower and Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
☒	Borrower hereby authorizes Bank to automatically draft from its demand deposit or savings account(s) maintained with Bank or another bank, any payment(s), including late fees and other fees and charges due under this Agreement on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or another bank.
☐	_____

The following scheduled payment(s) is (are) deferred:

☐  $       principal          }

☐  $       interest             } Payments due on

is (are) hereby deferred. Payments will resume on       according to the schedule contained herein or to the existing schedule (if no other changes are made herein).

Borrower shall pay to Bank, or order, a late fee in the amount of five percent (5.0%) of any installment past due for ten (10) or more days after written notice is received by Borrower regarding same. When any installment payment is past due for ten (10) or more days, subsequent payments shall first be applied to the past due balance. In addition, Borrower shall pay to Bank a returned payment fee (currently $25.00) if Borrower or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds. Bank shall not be obligated to accept any check, money order, or other payment instrument marked “payment in full” on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under the Promissory Note or this Agreement, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless such payment is in fact sufficient to pay the amount due hereunder.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate based on an index such as the Bank’s Prime Rate or the One Month LIBOR; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.

Borrower agrees that the only interest charge is the interest actually stated in the Promissory Note, as modified, and that any renewal or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and losses associated with any delinquency or default under the Promissory Note, and such charges shall be fully earned and non-refundable when accrued. All other charges imposed by Bank upon Borrower in connection with the Promissory Note, as modified, and the loan evidenced thereby including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, reasonable attorneys’ fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges made to compensate Bank for underwriting and administrative services and costs, other services, and costs or losses incurred or to be incurred by Bank in connection with the Promissory Note, as modified, and the loan and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due. Time is of the essence in the performance of this Agreement.

The term “Prime Rate,” if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate at its executive offices in Winston-Salem, North Carolina. The Prime Rate is one of several rate indexes employed by the Bank when extending credit, and not necessarily the lowest rate. Any change in the interest rate resulting from a change in the Bank’s Prime Rate shall become effective as of the opening of business on the effective date of the change.

In addition to Bank’s right of setoff and other liens and security interests previously granted to Bank, Borrower hereby grants to Bank a security interest in all of its deposit accounts maintained with Bank, which shall serve as collateral for the indebtedness and obligations evidenced by the Promissory Note and this Agreement. The Bank may, at its option, charge any reasonable fees for the modification, renewal, extension, or amendment of any of the terms of the Promissory Note(s) or this Agreement not prohibited by applicable law.

Unless otherwise provided herein, it is expressly understood and agreed by Borrower that any and all real and personal property given or pledged, whether by Borrower or a third party, as collateral to secure the Promissory Note, shall remain as security for the Promissory Note as modified hereby.

The two (2) paragraphs in the Promissory Note commencing with the words “Subject to applicable notice periods” on page 2 and “Notwithstanding any provision contained” on page 3 of the Promissory Note are hereby deleted in their entirety.

COLLATERAL: ☒ The Promissory Note, as modified, and the performance of the terms of any agreement or instrument relating to, evidencing, or securing the Promissory Note shall be additionally secured by the collateral hereinafter described, a new security instrument shall be executed by Borrower and/or Debtor(s)/Grantor(s), and all other steps necessary to perfect or record the Bank’s lien with priority acceptable to Bank shall be taken. All of the terms, conditions and covenants of the below-described agreements (“Additional Agreements”) are expressly made a part of the Promissory Note and this Agreement by reference in the same manner and with the same effect as if set forth herein at length, and Bank is entitled to the benefits of and remedies provided in the Additional Agreements and any other related documents given by Borrower, any guarantor, or any pledgor in favor of Bank.

Date: March 30, 2018	Type of Agreement: First Amendment to Loan Agreement and First Amendment to Security Agreement
Between: Borrower and Bank
Date: March 30, 2018	Type of Agreement: Texas Deed of Trust and Security Agreement
From: Borrower	In favor of: Bank as beneficiary
Date: March 30, 2018	Type of Agreement: Assignment of Leases and Rents
From: Borrower	In favor of: Bank as assignee

☐
☐	The security interest in the collateral hereinafter described is hereby terminated with the consent of the Bank and such collateral shall cease to serve as security for payment of the Promissory Note or this Agreement: _____________

If the Promissory Note being modified by this Agreement is signed by more than one person or entity, the Promissory Note shall be the joint and several obligation and liability of all of the undersigned. It is expressly agreed that this Agreement is a modification of the Promissory Note only and not a novation. The original indebtedness and obligation of Borrower evidenced by the Promissory Note is not extinguished hereby and except for the modifications contained herein, the Promissory Note, and any other loan documents securing or relating to the Promissory Note, shall be and remain in full force and effect. This Agreement shall not release or affect the liability of any guarantors, endorsers or obligors of the Promissory Note. Borrower hereby represents and warrants to Bank that all guarantors, endorsers, pledgors or other obligors of the Borrower’s indebtedness have approved and consented to the terms of this Agreement, have waived any objection hereto, have affirmed any and all obligations to Bank and certify that there are no defenses or offsets against such obligations to Bank, including without limitation the Promissory Note. Bank expressly reserves all rights as to any party with right of recourse on the Promissory Note.

Borrower agrees that if Bank has released any collateral, it shall not be required or obligated to take any further steps to release such collateral from any lien or security interest unless Bank determines, in its sole discretion, that it may do so without releasing or impairing its existing liens and security interests or its priority in other collateral; and unless Borrower bears the reasonable cost of such action. No delay or omission on the part of the Bank in exercising any right under the Promissory Note or this Agreement shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same, or of any other right on any future occasion. Each of the parties signing this Agreement regardless of the time, order or place of signing waives presentment, demand, protest, and notices of every kind, and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral by Bank, and to the additions or releases of any other parties or persons primarily or secondarily liable herefor. Wherever possible, the provisions of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of any such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of the same state which governs the interpretation and enforcement of the Promissory Note.

From and after any Event of Default under this Agreement, the Promissory Note, or any related loan document, including failure to pay upon final maturity, interest shall accrue on the sum of the principal balance then outstanding at the rate of fifteen percent (15.0%) per annum (“Default Rate”), until such principal and interest have been paid in full; provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Texas; and further that such rate shall apply after judgment. If the Promissory Note and this Agreement are placed with an attorney for collection, Borrower agrees to pay, in addition to principal, interest, and late fees, if any, all costs of collection, including but not limited to all reasonable attorneys' fees incurred by Bank, whether or not there is a lawsuit, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any court costs.

To the maximum extent permitted by applicable law, Borrower hereby waives all rights, remedies, claims, and defenses based upon or related to Sections 51.003, 51.004, and 51.005 of the Texas Property Code, to the extent the same pertain or may pertain to any enforcement of this Note. Unless otherwise required under the Loan Agreement, if applicable, and as long as any indebtedness evidenced by the Promissory Note, as modified hereby, remains outstanding or as long as Bank remains obligated to make advances, each Borrower shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the property of the Bank. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

Any legal action with respect to the indebtedness evidenced by the Promissory Note and this Agreement may be brought in the courts of the State of Texas and County of Harris or in the appropriate United States District Court situated in Texas, and Borrower hereby accepts and unconditionally submits to the jurisdiction of such courts. Borrower hereby waives any objection to the laying of venue based on the grounds of forum non conveniens with respect thereto.

REQUIRED INFORMATION. To help the government fight the funding of terrorism and money laundering activities, federal law requires Bank to obtain, verify and record information that identifies each person or entity obtaining a loan including the Borrower’s legal name, address, tax identification number, date of birth, driver’s license, organizational documents or other identifying documents. Failure to provide the required information will result in a violation of the U.S. Patriot Act and will constitute a default under this instrument. In addition, no Borrower, any of its affiliates, or any of their respective directors, officers, managers, partners, or any other authorized representatives is named as a “Specially Designated National and Blocked Person”, on the list published by the U.S. Department of the Treasury Office of Foreign Assets Control (OFAC) at its official website.

UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE BORROWER AND BANK HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT, THE PROMISSORY NOTE OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWER AND BANK, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BORROWER OR BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BANK AND BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND BORROWER TO ENTER INTO THIS AGREEMENT. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION. BORROWER AND BANK EACH ACKNOWLEDGE THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.

(SIGNATURES ON FOLLOWING PAGE)

BB&T

NOTE MODIFICATION SIGNATURE PAGE

Borrower: Applied Optoelectronics, Inc.
Account Number:	9700029240	Note Number:	00001
Modification Amount:	$60,000,000.00	Modification Date:	March 30, 2018

IN WITNESS WHEREOF, the undersigned have caused this Note Modification Agreement to be executed, as of the date first written above.

APPLIED OPTOELECTRONICS, INC.
WITNESS:		Name of Corporation

/s/ Jerry K. Hu	By:	/s/ Stefan Murry
Print Name:	Name:	Stefan Murry
Jerry K. Hu	Title:	Chief Financial Officer

/s/ Jerry K. Hu	By:	/s/ David Kuo
Print Name:	Name:	David Kuo
Jerry K. Hu	Title:	Vice President, General Counsel and Secretary

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